Exhibit 4.6

Global Security

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS GLOBAL SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON (OTHER THAN A DISTRIBUTOR) AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RESTRICTED SECURITIES — ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), [IN THE CASE OF REGULATION S SECURITIES — 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

BY ITS ACQUISITION OF THIS SECURITY (INCLUDING ANY INTEREST HEREIN), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (EACH, A “PLAN”) OR (2) (A) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY SUCH HOLDER WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS, AND (B) NONE OF THE ISSUER, GUARANTORS OR THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES (EACH, A “TRANSACTION PARTY”) IS ACTING AS A FIDUCIARY TO ANY PLAN WITH RESPECT TO THE DECISION TO ACQUIRE OR HOLD THIS SECURITY OR IS UNDERTAKING TO PROVIDE INVESTMENT ADVICE OR GIVE ADVICE OR RECOMMENDATIONS IN A FIDUCIARY CAPACITY WITH RESPECT TO THE DECISION TO ACQUIRE OR HOLD THIS SECURITY, IN EACH CASE, UNLESS, SOLELY WITH RESPECT TO AN ACQUISITION IN WHICH AN AFFILIATE OF A TRANSACTION PARTY ACTS AS A FIDUCIARY TO THE ACQUIRER, A STATUTORY OR ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED.

AMCOR FLEXIBLES NORTH AMERICA, INC.

5.100% GUARANTEED SENIOR NOTE DUE 2030

CUSIP [●]	No.[●]

ISIN [●]	$[●]

AMCOR FLEXIBLES NORTH AMERICA, INC., a corporation organized under the laws of the State of Missouri (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, on March 17, 2030 (the “Stated Maturity”) the Initial Principal Amount specified on Schedule A hereto (such Initial Principal Amount, as it may from time to time be adjusted by endorsement on Schedule A hereto, is hereinafter referred to as the “Principal Amount”), or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall initially equal $725,000,000 in the aggregate) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture and to pay interest thereon from March 17, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 17 and September 17 in each year, commencing September 17, 2025, at the rate of 5.100% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), until the Principal Amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day that is 15 calendar days prior to each such Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuer or Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, payments of any interest on the Securities (other than at Maturity) may be made, in the case of a Holder of at least $10,000,000 Principal Amount of Securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee with a bank, provided that such registered Holder shall have provided the Trustee written wire instructions at least fifteen (15) calendar days prior to the applicable Interest Payment Date. Unless such designation is revoked by written notice to the Issuer or a Paying Agent, any such designation made by such Holder with respect to such Securities will remain in effect with respect to any future payments with respect to such Securities payable to such Holder. The Issuer will pay any administrative costs imposed by banks in connection with making payments by electronic funds transfer.

On the terms and subject to the conditions specified in the Registration Rights Agreement, dated as of March 17, 2025, among the Issuer, the Guarantors, Goldman Sachs & Co. LLC and UBS Securities LLC (the “Registration Rights Agreement”), Additional Interest may be payable in respect of this Security. Whenever in this Security there is mentioned, in any context, any interest on this Security, such mention shall be deemed to include mention of Additional Interest to the extent and in the manner payable pursuant to the Registration Rights Agreement and express mention of Additional Interest in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

In certain circumstances, Additional Amounts will be payable in respect of this Security in accordance with terms of the Indenture. Whenever in this Security there is mentioned, in any context, any payments on this Security such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be entitled to the benefits under the Indenture and be valid or obligatory for any purpose, unless the Securities have not been signed by the Issuer or the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by electronic or manual signature.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

The foregoing agreement is hereby		)
confirmed and accepted as of the		)
date first above written:		)
)
AMCOR FLEXIBLES NORTH		)
AMERICA, INC.		)
)
)
)
)
By:		)
Name:	Michael J. Rumley
Title:	Director

[Signature Page to Global Security]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By
Authorized Signatory

[Signature Page to Global Security]

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Issuer (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 17, 2025 (the “Indenture”), among the Issuer, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof; provided, however, that the Issuer may from time to time or at any time, without the consent of the Holders of the Securities, create and issue additional Securities with terms and conditions identical to those of the Securities (except for the issue date, the issue price and the first interest payment date), which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities; provided that if such additional Securities are not fungible with the Securities for U.S. federal income tax purposes, such additional Securities will have a different CUSIP number from the Securities.

This Security is an unsecured obligation of the Issuer and ranks in right of payment on parity with all other unsecured and unsubordinated indebtedness of the Issuer (and without any preference among themselves) and the Guarantees are unsecured obligations of the Guarantors and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Guarantors, except, in each case, for indebtedness mandatorily preferred by law.

Prior to February 17, 2030 (one month prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after February 17, 2030, the Issuer may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities – Treasury constant maturities – Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness or other transaction or event.

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by The Depository Trust Company (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

If (i) the consummation of the Merger, does not occur on or before the Outside Date, (ii) prior to the Outside Date, the Merger Agreement is terminated, or (iii) the Issuer otherwise notifies the Trustee in writing that the Parent Guarantor will not pursue the consummation of the Merger (the earlier of the date of delivery of such notice described in clause (iii), the Outside Date and the date the Merger Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), the Issuer will be required to redeem the Securities in whole (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the date upon which the Securities will be redeemed (the “Special Mandatory Redemption Date”) which date shall be no earlier than the third Business Day following the date of such notice.

In the event that the Issuer becomes obligated to redeem the Securities pursuant to the Special Mandatory Redemption, the Issuer will promptly, and in any event not more than five Business Days after the Special Mandatory Redemption Trigger Date, deliver written notice to the Trustee of the Special Mandatory Redemption and Special Mandatory Redemption Date together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered Holder of the Securities to be redeemed. The Trustee will then promptly (but no later than five Business Days following receipt of such notice from the Issuer) mail or deliver electronically if such Securities are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, notice to each Holder of the Securities to be redeemed at its registered address that all such outstanding Securities will be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of such Securities in accordance with the provisions of the Indenture. At or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Special Mandatory Redemption Date, the Issuer will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price for the Securities to be redeemed. Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Securities to be redeemed.

Notwithstanding the foregoing, installments of interest on any series of Securities that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the Holders as of the close of business on the relevant record dates in accordance with the provisions of Securities and the Indenture.

Upon the occurrence of the closing of the Merger, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

“Berry Global Group” means Berry Global Group, Inc., a Delaware corporation.

“Merger” means the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub will merge with and into Berry Global Group, with Berry Global Group surviving as a wholly-owned subsidiary of the Parent Guarantor.

“Merger Agreement” means that certain Agreement and Plan of Merger by and among the Parent Guarantor, Merger Sub and Berry Global Group, dated as of November 19, 2024, as such agreement may be amended from time to time.

“Merger Sub” means Aurora Spirit, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent Guarantor.

“Outside Date” means the date that is five Business Days after November 19, 2025 (or such later date to which the “Outside Date” under the Merger Agreement may be extended).

For the avoidance of doubt, Article Eleven of the Indenture shall not apply to the Special Mandatory Redemption.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

In addition to its ability to redeem this Security pursuant to the foregoing, this Security may be redeemed by the Issuer on the terms set forth, and as more fully described, in Section 1108 of the Indenture, in certain circumstances where the Issuer would be required to pay Additional Amounts due to certain changes in the tax treatment of this Security or the Guarantees.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of any Change of Control Triggering Event and upon the terms and conditions set forth in Section 1009 of the Indenture, each Holder has the right to require the Issuer to purchase all or a portion of the Securities of such Holder properly tendered at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the series of which this Security is a part or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

In any case where the due date for the payment of the Principal Amount of, or any premium or interest with respect to any Security or the date fixed for redemption of any Security shall not be a Business Day at a Place of Payment, then payment of the Principal Amount, premium, if any, or interest, including any Additional Amounts payable in respect thereto need not be made on such date at such Place of Payment but may be made on the next succeeding Business Day at such Place of Payment, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors, and the Trustee with the consent of the Holders of a majority in Principal Amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in Principal Amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer, the Guarantors, or any of them, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Guarantors that are a party to the Indenture as at, or subsequent to, the date of authentication of this Security (including any New Guarantors in accordance with Section 1010 of the Indenture and subject to release of any Subsidiary Guarantor(s) in accordance with Section 1302 of the Indenture), have fully, unconditionally and irrevocably guaranteed, on a joint and several basis, pursuant to the terms of the Guarantees contained in Article Thirteen of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Security, any Additional Amounts payable in respect thereof and any other amounts payable by the Issuer under the Indenture, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. The obligations of the Guarantors to the Holder of this Security and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is made to such Article and Indenture for the precise terms of the Guarantees.

Within 30 days of any Subsidiary of the Parent Guarantor becoming a Relevant Guarantor, the Parent Guarantor shall cause such Relevant Guarantor to also become a Guarantor (each, a “New Guarantor”) of all amounts due and owing on the Outstanding Securities by having such New Guarantor, the Issuer and the Trustee deliver a New Guarantor Supplemental Indenture within such 30 day period, provided that such New Guarantor’s Guarantee may contain any limitation required under the laws of the jurisdiction in which it is incorporated or organized, or which are substantially similar to the limitations contained in such other new guarantees given by the New Guarantor in relation to the Specified Indebtedness giving rise to its status as a Relevant Guarantor.

Upon execution and delivery by the New Guarantor of its New Guarantor Supplemental Indenture and any other documents provided for in Section 1010, the New Guarantor shall be a Guarantor for the purposes of this Indenture and for purposes of all amounts due and owing on the Outstanding Securities. In connection therewith, (i) the rights and obligations of such New Guarantor and the restrictions imposed upon it under this Indenture shall be the same in all respects as if the New Guarantor had been an Original Guarantor and (ii) the rights and obligations and restrictions imposed upon the other Guarantors shall be the same in all respects as if the New Guarantor had been an Original Guarantor.

In accordance with Section 1302 of the Indenture, any or all of the Subsidiary Guarantors may be released at any time from their respective Guarantees and other obligations under the Indenture and the Securities without the consent of any Holder. Such release will occur upon or concurrently with the Subsidiary Guarantor no longer being a Relevant Guarantor and upon the delivery of an Officer’s Certificate of Release to the Trustee certifying that the Subsidiary Guarantor is no longer a Relevant Guarantor, provided that, at the time of such release, no default or Event of Default has occurred and is continuing.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal amount hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer or the Guarantors, which is absolute and unconditional, to pay the principal amount of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal amount of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in fully registered form, without coupons, and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security and the Guarantees shall be governed by and construed in accordance with the law of the State of New York, but without regard to the principles of conflicts of laws thereof that would require the application of the laws of a jurisdiction other than the State of New York; provided, however, that all matters governing the authorization and execution of the Securities by the Issuer shall be governed by and construed in accordance with the laws of the State of Missouri and the authorization and execution of any notation of the Guarantees by the Guarantors pursuant to Article Thirteen of the Indenture or any Guarantees endorsed by such Guarantors on this Security, if any, shall be governed by and construed in accordance with the laws of the respective places of incorporation of each such Guarantor.

All terms used in this Security are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Schedule A

By purchasing this Security, the Holder hereby agrees to the terms set forth in the Indenture.

SCHEDULE OF ADJUSTMENTS

Initial Principal Amount: $[●]

Date adjustment made	Principal amount increase	Principal amount decrease	Principal amount following adjustment	Notation made on behalf of the Security Registrar